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Exhibit 10.19C

WAIVER AND SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Waiver and Amendment"), dated as of November 8, 2004, is entered into by and between SOUTHWEST WATER COMPANY, a Delaware corporation (the "Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association (the "Bank"), with reference to the following facts:

RECITALS

        A.    The Borrower and the Bank are parties to the Amended and Restated Credit Agreement, dated as of July 7, 2004, as amended by the Waiver and First Amendment to Amended and Restated Credit Agreement, dated as of September 29, 2004 (collectively, the "Credit Agreement"), pursuant to which the Bank provided the Borrower with revolving loan, term loan, and standby letter of credit facilities.

        B.    The Borrower currently is in default under Section 7.01(c) of the Credit Agreement due to the Borrower's breach of the maximum Debt covenant set forth in clauses (ii) and (iv) of Section 6.02(e) of the Credit Agreement as a result of: (a) the aggregate outstanding principal balance of secured indebtedness of Tecon exceeding $14,674,649.36 following the closing of the Tecon Acquisition and consisting of secured term loans and not bond indebtedness, as provided in the Credit Agreement; (b) the Borrower's assumption or incurrence of $800,000 of Debt in connection with a Permitted Acquisition completed in the fiscal quarter of the Borrower ended September 30, 2004; and (c) the Borrower's reclassification of $170,000 of economic development bond obligations as Debt (such defaults hereinafter are referred to collectively as the "Existing Events of Default").

        C.    The Borrower has requested that the Bank waive the Existing Events of Default and make certain modifications to the Credit Agreement to facilitate the Borrower's future compliance with the Credit Agreement.

        D.    The Bank is willing to grant such accommodations to the Borrower as set forth below.

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    Defined Terms.    Any and all initially-capitalized terms used in this Waiver and Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings assigned thereto in the Credit Agreement.

        2.    Waiver of Existing Events of Default.    The Bank hereby waives the Existing Events of Default. Such waiver by the Bank shall constitute a one-time waiver of only the Existing Events of Default and shall not constitute a waiver of any breach of clause (ii) or (iv) of Section 6.02(e) of the Credit Agreement on any other occasion.

        3.    Amendments to Debt Negative Covenant.

          A.    Amendment to Tecon Secured Bond Indebtedness Covenant.    Section 6.02(e) of the Credit Agreement is hereby amended by deleting the word "bond" and the reference to "$14,674,649.36" set forth in clause (ii) thereof and by substituting therefor a reference to "$15,750,000".

          B.    Addition of Basket for Acquisition—Related Debt.    Section 6.02(e) of the Credit Agreement is hereby further amended and supplemented by adding the following at the end of clause (vii) and before the proviso which follows clause (vii):

            ", and (viii) indebtedness assumed or incurred in connection with any acquisition either: (a) detailed on Schedule 6.02(e) or (b) arising from a Permitted Acquisition, the sum of which shall not exceed a principal amount of $7,000,000 in the aggregate outstanding at any time for the Borrower and its Subsidiaries"

        4.    Amendments to Schedules.    Schedules 5.01(f), 5.01(i), 6.02(d) and 6.02(e) to the Credit Agreement are hereby amended to read in full as set forth on Schedules 5.01(f), 5.01(i), 6.02(d) and 6.02(e), respectively, to this Waiver and Amendment.

        5.    Conditions Precedent.    The effectiveness of this Waiver and Amendment shall be subject to the prior satisfaction of each of the following conditions:

            (a)    Execution and Delivery of this Waiver and Amendment.    The Bank shall have received this Waiver and Amendment, duly executed by the Borrower; and

            (b)    Execution and Delivery of Waiver and Amendment to BofA Loan Documents.    The Bank shall have received a waiver and amendment to the BofA Loan Documents, duly executed by the Borrower and Bank of America and in form and substance reasonably satisfactory to the Bank.

        6.    Governing Law.    The validity of this Waiver and Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of California.

        7.    Counterparts.    This Waiver and Amendment may be executed in multiple counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

        8.    Otherwise Not Affected.    In the event of any conflict or inconsistency between the Credit Agreement and the provisions of this Waiver and Amendment, the provisions of this Waiver and Amendment shall govern. Except to the extent set forth herein, the Credit Agreement shall remain unaltered and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment by their respective duly authorized officers as of the date first above written.

The Borrower:
SOUTHWEST WATER COMPANY, a Delaware corporation

By	/s/ RICHARD SHIELDS Richard Shields Chief Financial Officer

The Bank:
UNION BANK OF CALIFORNIA, N.A., a national banking association

By	/s/ GREGORY DUBNANSKY Gregory Dubnansky Vice President

SCHEDULE 5.01(f)—LITIGATION

None other than as reported on Form 10-Q of Borrower for the quarter ended June 30, 2004, and Form 10-K of Borrower for the year ended December 31, 2003.

SCHEDULE 5.01(i)—ENVIRONMENTAL MATTERS

See Form 10-Q of Borrower for the quarter ended June 30, 2004, and Form 10-K of Borrower for the year ended December 31, 2003.

SCHEDULE 6.02(d)—LIENS

None except as disclosed in the consolidated financial statements of Borrower for the quarter ended June 30, 2004, and Form 10-K of Borrower for the year ended December 31, 2003.

SCHEDULE 6.02(e)—OTHER SECURED DEBT

None other than as reported on Form 10-Q of Borrower for the quarter ended June 30, 2004.

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WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT